UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  May 2, 2014

MORNINGSTAR, INC.

(Exact name of registrant as specified in its charter)

Illinois (State or other jurisdiction of incorporation)	000-51280 (Commission File Number)	36-3297908 (I.R.S. Employer Identification No.)

22 West Washington Street Chicago, Illinois (Address of principal executive offices)	60602 (Zip Code)

(312) 696-6000

(Registrant’s telephone number, including
area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01. Regulation FD Disclosure.

The following information is included in this Current Report on Form 8-K as a result of Morningstar, Inc.’s policy regarding public disclosure of corporate information. Answers to additional inquiries, if any, that comply with this policy are scheduled to become available on June 6, 2014.

Caution Concerning Forward-Looking Statements

This current report on Form 8-K contains forward-looking statements as that term is used in the Private Securities Litigation Reform Act of 1995. These statements are based on our current expectations about future events or future financial performance. Forward-looking statements by their nature address matters that are, to different degrees, uncertain, and often contain words such as “may,” “could,” “expect,” “intend,” “plan,” “seek,” “anticipate,” “believe,” “estimate,” “predict,” “potential,” or “continue.” These statements involve known and unknown risks and uncertainties that may cause the events we discuss not to occur or to differ significantly from what we expect. For us, these risks and uncertainties include, among others,

•                  liability for any losses that result from an actual or claimed breach of our fiduciary duties;

•                  failing to differentiate our products and continuously create innovative, proprietary research tools;

•                  failing to respond to technological change, keep pace with new technology developments, or adopt a successful technology strategy;

•                  a prolonged outage of our database and network facilities;

•                  any failures or disruptions in our electronic delivery systems and the Internet;

•                  liability and/or damage to our reputation as a result of some of our pending litigation;

•                  liability related to the storage of personal information about our users;

•                  general industry conditions and competition, including global financial uncertainty, trends in the mutual fund industry, and continued growth in passively managed investment vehicles;

•                  the impact of market volatility on revenue from asset-based fees;

•                  failing to maintain and protect our brand, independence, and reputation;

•                  changes in laws applicable to our investment advisory or credit rating operations, compliance failures, or regulatory action; and

•                  challenges faced by our operations outside the United States, including the concentration of development work at our offshore facilities in China and India.

Note Regarding Annual Meeting Scheduled for May 13, 2014

Investors are invited to attend Morningstar’s annual meeting at 9 a.m. Central Time on Tuesday, May 13, 2014, at its corporate headquarters at 22 W. Washington Street in Chicago. If you would like to attend, please register at http://corporate.morningstar.com/US/asp/meetingregistration.aspx.

We will be providing a live video stream of the annual meeting, which will be available at http://global.morningstar.com/annualmeeting2014.

Investors may send in questions for management to address during the meeting by visiting http://morningstar.socialqa.com.

Investor Questions and Answers: May 2, 2014

We plan to make written responses available addressing investor questions about our business on the first Friday of every month. The following answers respond to selected questions received through April 30, 2014. We intend to answer as many questions as time allows, although we will not answer product support questions through this channel. We may wait to respond to a given question until the following month if we need more time to research the answer.

If you would like to submit a question, please send an e-mail to investors@morningstar.com or write to us at the following address:

Morningstar, Inc.

Investor Relations

22 W. Washington

Chicago, IL 60602

Retirement Solutions

1.             I have a question about the news that came out yesterday regarding Great West’s acquisition of J.P. Morgan’s large-plan 401(k) administration business. I understand that Morningstar is the managed accounts and advice provider (via Ibbotson) to Great West clients. I’m trying to understand what will happen to this JPM business that Great West picks up. Does Morningstar/Ibbotson plan to take over the clients from this new business? I believe Financial Engines currently service JPM clients but I’m wondering what will happen in this transition.

Great West and J.P. Morgan have stated publicly in their respective press releases that they will continue to provide existing services to their clients, so we do not expect this acquisition (which has not been finalized) to have an effect on our business in the short term. Longer term, there can be both opportunities and risks involved for us whenever a client is involved in a business transaction (either purchasing or selling a business). Ultimately, Great West will be able to choose which solutions it wants to offer its clients in specific markets. We will continue working to make our retirement offerings as compelling as possible for all of our clients, but we can’t speculate about what the ultimate effect on our business might be.

Capital Expenditures

2.             Related to the 1Q14 press release, why was capital spending so high in the first quarter of 2014?

Capital expenditures totaled $20.8 million in the first quarter of 2014, up from $9.1 million in the first quarter of 2013. This increase reflects spending in several different areas, including:

•                  capital spending for computer and network equipment;

•                  annual payments made under long-term financing arrangements involving software for our network infrastructure;

•                  other software and hardware purchases made to enhance our customer-facing platforms; and

•                  upgrades to our internal software systems, including a large payment to our integration partner in connection with the launch of the new version of our primary accounting system in North America.

In addition, we capitalized $4.1 million of internally developed software costs in the first quarter of 2014, including $2.1 million of software development costs related to ongoing enhancements for some of our key platforms, including Morningstar Direct, Morningstar Advisor Workstation, and Morningstar.com, as well as an additional $2.0 million for new development involving special projects. For comparison, we capitalized $1.6 million of software development expense in the first quarter of 2013, primarily for new development of special projects.

The level of capital spending in the first quarter was unusually high, and we expect quarterly capital expenditures to be lower for the balance of the year.

Principia

3.             Will the support for Principia you will end at the end of 2014 cause a nice reduction in costs? It appears Morningstar is supporting this product in the face of declining revenue.

Principia is our CD-ROM-based investment research and planning software for financial planners and one of our longest-running products. In recent years, though, many former Principia subscribers have been migrating to our newer web-based solutions, such as Morningstar Advisor Workstation and Morningstar Office. As you mentioned, we plan to discontinue Principia after the end of this year.

The majority of the expense base for Principia consists of employees involved in sales, support, and software development, and we’ve already started to shift many of these employees to focus on other areas. When we discontinue Principia, we plan to transition any remaining employees involved in sales, support, and training for this product to focus on our other products. We also expect to redeploy programmers and developers who previously worked on Principia to work on our other software platforms. Because of these redeployment plans, the majority of the cost base for Principia will essentially migrate to other products rather than going away.

There are some production, fulfillment, and hosting costs associated with delivering Principia, but those costs are relatively low.

ByAllAccounts Acquisition

4.             Can you provide any detail on the ByAllAccounts acquisition, what are annual revenues or EBIT or EBITDA?  Was this deal done for the business or the technology?

ByAllAccounts was a privately held company and did not disclose its revenue or other financial metrics. We plan to continue our practice of disclosing aggregate revenue contributed by acquisitions in our earnings releases and public filings, and ByAllAccounts will be included in revenue from acquisitions starting with our earnings release for the second quarter of 2014.

ByAllAccounts is a provider of innovative data aggregation technology for financial applications. The company uses a knowledge-based process, including patented artificial intelligence technology, to collect, consolidate, and enrich financial account data and deliver it to virtually any platform.

We were attracted to ByAllAccounts because of its reputation for high-quality and innovative aggregation technology. We plan to integrate the ByAllAccounts service into our offerings as well as develop and expand its third-party distribution relationships. We expect the acquisition to enhance our solutions for our core customer groups of advisors, asset managers, retirement plan sponsors/providers, and individual investors. In particular, the acquisition will help bolster our ability to support the daily workflow needs of financial advisors.

Revenue Composition

5.             How do you breakout your revenues by subscription vs. recurring vs. transaction vs. non-recurring, etc.?

Recurring revenue makes up the majority of our revenue base. We estimate that recurring revenue (including subscription- and contract-based products) made up approximately 80% of our consolidated revenue in 2013. About 13% of consolidated revenue in 2013 was from asset-based fees, and the remaining 7% was from one-time or transaction-based revenue. The latter is mainly from Internet advertising sales and new-issue CMBS ratings.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MORNINGSTAR, INC.

Date: May 2, 2014	By:	/s/ Stéphane Biehler
Stéphane Biehler
Chief Financial Officer